Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2012, relating to the financial statements and financial statement schedule of PC Connection, Inc., and the effectiveness of PC Connection, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 29, 2012